                                                                    EXHIBIT 11.1

                                  STATEMENT RE:
                       COMPUTATIONS OF NET LOSS PER SHARE


                                                         THREE MONTHS ENDED SEPTEMBER 30,        NINE MONTHS ENDED SEPTEMBER 30,
                                                         --------------------------------        --------------------------------
                                                             2002                2001                2002                2001
                                                         ------------        ------------        ------------        ------------
Numerator:
    Numerator for basic and diluted loss per share
    NET LOSS                                             $ (1,429,551)       $ (1,285,096)       $ (4,415,035)       $ (4,980,417)
                                                         ============        ============        ============        ============

Denominator:
    Denominator for basic loss per share
    Weighted average shares                               158,643,310         111,999,393         142,424,796          99,373,321


   Effect of dilutive securities:
      Stock options and warrants                                   --                  --                  --                  --

   Dilutive potential common shares                                --                  --                  --                  --
                                                         ------------        ------------        ------------        ------------


   Denominator for diluted earnings per share
      Adjusted weighted average shares and
     assumed conversions                                  158,643,310         111,999,393         142,424,796          99,373,321
                                                         ============        ============        ============        ============


BASIC LOSS PER SHARE                                     $      (0.01)       $      (0.01)       $      (0.03)       $      (0.05)
                                                         ============        ============        ============        ============
DILUTED LOSS PER SHARE                                   $      (0.01)       $      (0.01)       $      (0.03)       $      (0.05)
                                                         ============        ============        ============        ============


We incurred a net loss for the nine months ended September 30, 2002 and 2001. Therefore, we did not make adjustments for potentially dilutive securities as the adjustments would have been anti-dilutive.